UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

April 28, 2009

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6475 Christie Avenue, Suite 150, Emeryville, California 94608

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(510) 596-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 27, 2009 Steven R. Berrard resigned from the audit committee of the board of directors (the “Board”) (the “Audit Committee”) of Jamba, Inc. (the “Company”), and the vacancy created was filled by Richard Federico, a current member of the Board. Mr. Berrard previously had served as the Company’s Interim Chief Executive Officer from August 6, 2008 to November 30, 2008. Mr. Berrard will continue to serve as a director and as the Chairman of the Board.

On April 28, 2009, the Company received a Nasdaq Staff Deficiency Notification and Compliance Letter indicating its position that the Company previously had failed to comply with the audit committee composition requirement for continued listing set forth in The Nasdaq Stock Market Listing Rule 5605(a)(2) (the “Listing Rule”) because Mr. Berrard’s acts of signing the Sarbanes Oxley certifications for the Company’s Form 10-Qs during the time he served as the Company’s Interim Chief Executive Officer constituted participation in the preparation of the Company’s financial statements. The letter also stated that because Mr. Berrard had subsequently resigned from the Audit Committee and his position on the Audit Committee was filled by an independent director, the Company had regained compliance with the Listing Rule and, subject to the Company’s public disclosure requirements, the matter was closed.

In satisfaction of the public disclosure required by Nasdaq, the Company issued the press release attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated April 28, 2009 regarding receipt of Nasdaq Deficiency Notice and Compliance Letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMBA, INC.

Date: May 1, 2009	By:	/s/ Karen L. Luey
		Name:	Karen L. Luey
		Title:	Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 28, 2009 regarding receipt of Nasdaq Deficiency Notice and Compliance Letter.